Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statements, File No. 333-110215.

/s/ Williams & Webster, P.S.

Williams & Webster, PS

Spokane, Washington

June 14, 2004